Exhibit 99.1

HC2

FOR IMMEDIATE RELEASE

HC2 Enters into an Agreement to Acquire a Majority Interest

in Schuff International, Inc.

HERNDON, VA, May 13, 2014 – (Marketwire) – HC2 Holdings, Inc. (“HC2”) (OTCQB: HCHC) announced today the signing of a definitive agreement with SAS Venture, LLC, a Delaware limited liability company (“SAS”) to acquire SAS’s 2.5 million shares of common stock of Schuff International, Inc. (“Schuff”), representing approximately a 60% interest in Schuff. SAS is the largest shareholder of Schuff.

Robert Pons, HC2’s Executive Chairman, stated, “We are excited to enter into an agreement to acquire a majority interest in Schuff, the largest steel fabrication and erection company in the United States. We also look forward to working with Schuff’s management team and employees and continuing its tradition of building complex steel projects around the world.”

The aggregate consideration is approximately $79 million. Completion of the transaction is subject to customary closing conditions, including the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

About HC2

HC2 operates as a holding company of operating subsidiaries primarily in the United States and the United Kingdom. HC2’s indirectly wholly owned subsidiary PTGi International Carrier Services, Inc. (“PTGi ICS”) is one of the leading international wholesale service providers to fixed and mobile network operators worldwide. PTGi ICS owns and operates its own global network of next-generation IP soft switches and media gateways. Founded in 1994, HC2 is headquartered in Herndon, Virginia. For more information, visit: www.HC2.com.

Cautionary Statement Regarding Forward Looking Statements

This release contains, and certain oral statements made by our representatives from time to time, may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations, and are not strictly historical statements. In some cases, you can identify forward-looking statements by terminology such as “if,” “may,” “should,” “believe,” “anticipate,” “future,” “forward,” “potential,” “estimate,” “opportunity,” “goal,” “objective,” “growth,” “outcome,” “could,” “expect,” “intend,” “plan,” “strategy,” “provide,” “commitment,” “result,” “seek,” “pursue,” “ongoing,” “include” or in the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties and are not guarantees of performance or results, or of the creation of shareholder value, although they are based on our current plans or assessments which we believe to be reasonable as of the date hereof. Factors or risks that could cause our actual results to differ materially from the results are more fully described in our most recent annual report, quarterly reports or other filings with the Securities and Exchange Commission, which are available through our website at www.HC2.com. Such factors and risks that relate to the proposed acquisition of shares of Schuff include the risk that we may not obtain regulatory approval of the transactions contemplated by the definitive agreement on the proposed terms and schedule; the risk that the parties may not be able to satisfy the conditions to closing of the transactions contemplated by the definitive agreement; the risk that the transactions contemplated by the definitive agreement may not be completed in the time frame expected by the parties or at all; and our failure, if the transactions contemplated by the definitive agreement are completed, to achieve the expected benefits of such transactions. Other unknown or unpredictable factors could also affect our business, financial condition and results. Although we believe that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that any of the estimated or projected results will be realized. You should not place undue reliance on these forward-looking statements, which apply only as of the date hereof. Subsequent events and developments may cause our views to change. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so.

HC2

ir@HC2.com

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